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                                                                    EXHIBIT 99.2

             [Letterhead of GnazzoThill, A Professional Corporation]

                                                                    May 29, 2003

TO THE PARTIES LISTED
ON SCHEDULE A HERETO

         Re:      Sequoia Mortgage Trust 2003-2

Ladies and Gentlemen:

         You have requested our supplemental opinion in connection with certain federal income tax matters related to the transfer on May 29, 2003 of Subsequent Mortgage Loans to Sequoia Mortgage Trust 2003-2 (the "Trust Fund") pursuant to
(a) that certain Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), among Sequoia Residential Funding, Inc. (the "Depositor"), HSBC Bank USA, as Trustee, and Wells Fargo Bank Minnesota, National Association, as Master Servicer and Securities Administrator, and (b) that certain Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2003 (the "Mortgage Loan Purchase Agreement"), between RWT Holdings, Inc. and the Depositor. The $820,000,000 Sequoia Mortgage Trust 2003-2 Mortgage Pass-Through Certificates (the "Certificates") were issued pursuant to the Pooling and Servicing Agreement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

         We have acted as special tax counsel to the Depositor in connection with the above transaction. In formulating our opinions, we have reviewed final copies, dated on or before the date hereof, of (i) the Prospectus for this transaction, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of April 29, 2003, assigning rights under the Purchase Agreements and the Servicing Agreements, and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

         Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

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TO THE PARTIES LISTED
ON SCHEDULE A HERETO
May 29, 2003
Page 2

         Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of an Upper Tier REMIC and a Lower Tier REMIC, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular, excluding from the assets of each of the Upper Tier REMIC and Lower Tier REMIC the Reserve Fund, the Capitalized Interest Account, the Pre-Funding Accounts and the Additional Collateral) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for federal income tax purposes:

         1. the Trust Fund will continue to consist of two segregated asset pools, the Lower Tier REMIC and the Upper Tier REMIC, each of which qualifies as a REMIC within the meaning of
                  Section 860D of the Code;

         2. the Class A-1, Class A-2, Class M-1, Class M-2 and Class X Certificates will continue to represent "regular interests" in the Upper Tier REMIC, the Class R Certificate will continue to represent the sole "residual interest" in the Upper Tier REMIC and the Class LT-R Certificate will continue to represent the sole "residual interest" in the Lower Tier REMIC, each within the meaning of Section 860G of the Code as in effect on the date hereof;

         3. the Reserve Fund will continue to be an "outside reserve fund" that is beneficially owned by the Class X Certificate Owners; and

         4. the rights of the Certificate Owners with respect to the Reserve Fund will continue to represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations
                  Section 1.860G-2(i).

         Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than the federal income tax laws.

         We are furnishing this opinion to you solely in connection with the transfer of the Subsequent Mortgage Loans and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                     Very truly yours,

                                     /s/ GnazzoThill, A Professional Corporation

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                                   SCHEDULE A

Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA 94941

Sequoia Residential Funding, Inc.
591 Redwood Highway
Suite 3160
Mill Valley, CA 94941

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Banc of America Securities LLC
214 North Tryon StreetNC1-027-21-04Charlotte, North Carolina 28255

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
4 World Financial Center, 10/F
New York, NY 10080

Wells Fargo Bank Minnesota,
  National Association
6th and Marquette
Minneapolis, MN 55479

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018